Exhibit 10.3
AMENDMENT TO LOAN DOCUMENTS
     THIS AMENDMENT to Loan Documents (this “Amendment”) is entered into as of February 10, 2006, by and between, on the one hand, SILICON VALLEY BANK, a California corporation (“Bank”), and, on the other hand, ENDOCARE, INC., a Delaware corporation (“Endocare”), and TIMM MEDICAL TECHNOLOGIES, INC., a Delaware corporation (“TIMM”) (individually and collectively, and jointly and severally, “Borrower”).
Recitals
     A. Borrower and Bank are parties to that certain Loan and Security Agreement, with an Effective Date of October 26, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower has requested that Bank amend the Loan Agreement to, among other things: (i) consent to the TIMM Stock Sale described herein; (ii) in connection with such TIMM Stock Sale, reflect that TIMM shall cease to be a “Borrower” under the Loan Agreement and the other Loan Documents, cease to be a “Guarantor” under the Cross-Guaranty, cease to be a “Grantor” under the IP Security Agreement, and cease to be a “Customer” under that certain Control Agreement, dated October 26, 2005, among Bank, TIMM, U.S. Bank, and SVB Asset Management (the “TIMM Control Agreement”); (iii) release the security interests of Bank in the capital stock of TIMM and the assets of TIMM; and (iv) make certain other revisions to the Loan Agreement; in each case, all as more fully set forth herein.
     D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
     2. Amendments to Loan Documents.
          2.1 Limited Consent to TIMM Stock Sale.

               (a) Endocare, TIMM, and PLETHORA SOLUTIONS HOLDINGS PLC (“Plethora”) have entered into that certain Stock Purchase Agreement, dated as of January 13, 2006 (such agreement, together with all schedules and exhibits thereto, the “TIMM Purchase Agreement”), substantially in accordance with the terms and conditions of which Endocare will effect the TIMM Stock Sale to Plethora. Endocare and TIMM hereby represent and warrant that attached hereto as Exhibit A are true, correct, and complete copies of the Purchase Agreement and all material agreements, instruments, and other documents relating to the TIMM Purchase Agreement (collectively, the “TIMM Purchase Documents”). Borrower hereby acknowledges and agrees that all right, title, and interest of Endocare in, to, and under the TIMM Purchase Documents constitute Collateral subject to the continuing first priority security interests of Bank therein.
               (b) Pursuant to Section 7.1 of the Loan Agreement, Bank hereby consents to the TIMM Stock Sale by Endocare to Plethora substantially in accordance with the terms and conditions of the Purchase Agreement (the “Plethora TIMM Stock Sale”); provided, however, that, as conditions to the effectiveness of such consent:
               (i) The purchase price paid or payable to Borrower in respect of the Plethora TIMM Stock Sale shall be cash paid to Borrower at the closing of the Plethora TIMM Stock Sale in an amount not less than $8,075,000 in the aggregate.
               (ii) All net cash proceeds of such purchase price paid to Borrower at the closing of the Plethora TIMM Stock Sale shall be immediately paid by Borrower (or caused by Borrower to be paid by the purchaser thereof for the account of Borrower) to Bank for application to the Obligations (with the excess, if any, to be deposited into one or more Deposit Accounts of Endocare maintained at Bank).
               (iii) Bank shall receive evidence (satisfactory to Bank) that, either prior to or as part of the consummation of the TIMM Stock Sale, TIMM shall have assigned to Endocare (and Endocare shall have accepted such assignment) all right, title, and interest of TIMM in, to, and under (A) the “Retained Assets” (as such term is defined in Section 3.5(a) of the TIMM Purchase Agreement), and (B) the capital stock of UROHEALTH BV; it being acknowledged and agreed that such Retained Assets and such capital stock of UROHEALTH BV constitutes Collateral subject to the continuing first priority security interests of Bank therein (subject to Section 2.7 below).
               (iv) Substantially concurrently with the consummation of the Plethora TIMM Stock Sale, Bank shall have received the confirmation by Endocare in writing of such consummation.
It is understood by Borrower, however, that the foregoing consent does not constitute a consent under Section 7.1 of the Loan Agreement in respect of any matter other than the

Plethora TIMM Stock Sale, nor a waiver of any other provision or term of the Loan Agreement or any other Loan Document, nor an agreement to consent, in the future, under Section 7.1 of the Loan Agreement in respect of any matter other than the Plethora TIMM Stock Sale, nor a waiver of any other provision or term of the Loan Agreement or any other Loan Document.
          2.2 Release of Security Interest in Capital Stock of TIMM. Subject to Section 2.1 above and effective concurrently with the closing of the Plethora TIMM Stock Sale, Bank hereby releases (without recourse, representation, or warranty) its security interests solely in the capital stock of TIMM owned by Endocare, but not the proceeds thereof payable in connection with the Plethora TIMM Stock Sale. Upon Bank’s receipt of the amounts described in Sections 2.1(b)(i) and (ii) above, Bank agrees to authorize and authenticate in writing the filing by Borrower or Plethora of UCC-2/3 Partial Releases, in form and substance reasonably satisfactory to Bank, Borrower and Plethora and otherwise in suitable form for filing in the appropriate governmental offices, with respect to solely the capital stock of TIMM owned by Endocare, but not the proceeds thereof payable in connection with the Plethora TIMM Stock Sale.
          2.3 Release of Security Interest in Assets of TIMM. Subject to Section 2.1 above and effective concurrently with the closing of the Plethora TIMM Stock Sale, Bank hereby releases (without recourse, representation, or warranty) its security interests solely in the assets of TIMM, excluding, however, the “Retained Assets” and the capital stock of UROHEALTH BV (in each case, which, for the avoidance of doubt, remain subject to the continuing first priority security interests of Bank therein). Upon Bank’s receipt of the amounts described in Sections 2.1(b)(i) and (ii) above, Bank agrees: (a) to authorize and authenticate in writing the filing by Borrower or Plethora of UCC-2/3 Partial Releases, in form and substance reasonably satisfactory to Bank, Borrower and Plethora and otherwise in suitable form for filing in the appropriate governmental offices, with respect to solely the assets of TIMM, excluding, however, the “Retained Assets” and the capital stock of UROHEALTH BV; and (b) to execute and deliver (at Endocare’s expense) such other similar documents, or to take such other actions, as Endocare may reasonably request in writing in order to effect or reflect such release release of security interests.
          2.4 Assumption by Endocare of all Obligations of TIMM. Endocare hereby assumes and agrees to pay and perform, as the case may be, for the benefit of Bank all of the duties, liabilities, and Obligations of TIMM owing to Bank under the Loan Documents (including without limitation all indemnification obligations of TIMM pursuant to the Loan Documents, which indemnification obligations shall survive the Plethora TIMM Stock Sale), regardless of which Borrower requested, received, used, or directly or indirectly enjoyed the benefit of such Obligations.
          2.5 Cessation of TIMM as Borrower, Guarantor, Grantor, and Customer. Subject to Section 2.4 above and effective concurrently with the closing of the Plethora TIMM Stock Sale, each of Bank, Endocare, and Plethora hereby agree that TIMM thereupon and thereafter shall (a) cease to be a “Borrower” under the Loan

Agreement and the other Loan Documents, cease to be a “Guarantor” under the Cross-Guaranty, cease to be a “Grantor” under the IP Security Agreement, and cease to be a “Customer” under the TIMM Control Agreement; and (b) be released as an obligor in respect of its Obligations owing to Bank thereunder.
          2.6 Acknowledgment regarding Certain Ineligibles. Anything in the Loan Documents to the contrary notwithstanding, no Accounts or Inventory of TIMM shall qualify as Eligible Accounts or Eligible Inventory, as the case may be, from and after the closing of the Plethora TIMM Stock Sale. Anything in the Loan Documents to the contrary notwithstanding, no Accounts of Endocare as to which TIMM is the Account Debtor (including without limitation Accounts arising under the Transition Services Agreement) shall qualify as Eligible Accounts, from and after the closing of the Plethora TIMM Stock Sale.
          2.7 Modification of Description of Collateral; UROHEALTH BV.
               (a) Upon the effectiveness of this Amendment, Exhibit A to the Loan Agreement hereby is amended to include the following as a last paragraph thereof:
     Notwithstanding the foregoing, at all times that the Non-Credit-Support Conditions (as defined below) are and remain satisfied, the Collateral shall not include, with respect to the applicable “controlled foreign corporation” (as such term is defined in the Internal Revenue Code of 1986, as amended), the portion of the outstanding capital stock of such controlled foreign corporation owned by Borrower that is in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote. As used in this paragraph, the term “Non-Credit-Support Conditions” means, with respect to any controlled foreign corporation, that each of the following is true: (i) such controlled foreign corporation is not a guarantor or other obligor in respect of any obligations of Borrower; and (ii) such controlled foreign corporation is not a pledgor of its own assets to secure any obligations of Borrower.
               (b) Without limiting the generality of the foregoing, Borrower hereby represents and warrants that, as part of the consummation of the TIMM Stock Sale, all of the outstanding capital stock of TIMM’s Subsidiary known as UROHEALTH BV, a company organized under the laws of The Netherlands and a controlled foreign corporation, will be transferred by TIMM to Endocare, subject to the continuing first priority security interests of Bank in such Collateral (and subject to Section 2.7(a) above).
     3. Additional Covenant. With respect to all consideration (other than as described in Sections 2.1(b)(i) and 2.1(b)(ii) above) as and when received, from time to time, by Borrower in respect of the Plethora TIMM Stock Sale (including without limitation any and all amounts received by Borrower in respect of one or more of the “Secured Convertible Note”, the “Converson Shares”, the “Conversion Cash”, the “Escrow Deposit”, the “Transition Services Agreement”, in each case as such term is defined in the TIMM Purchase Agreement, and that certain letter agreement, dated December 30, 2005, among Plethora, Endocare, and TIMM, relative to amounts owing by Plethora to Endocare and TIMM in case the Plethora TIMM Stock Sale is not consummated or the TIMM Purchase Agreement is not executed and delivered), Borrower hereby covenants and agrees to promptly deliver to Bank such consideration in the same form as received (with any and all necessary endorsements): (i) in the case of monetary payments, for application to the Obligations in the manner set forth in the Loan Documents; and (ii) in all other cases, as additional Collateral.
     4. Limitation of Amendments.
          4.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
          4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
     5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
          5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment;
          5.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, have been duly authorized;
          5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
          5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     7. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.
[Remainder of page intentionally left blank; signature page immediately follows.]

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

ENDOCARE, INC.

By	/s/ Craig T. Davenport

Name:	Craig T. Davenport
Title:	Chairman and Chief Executive Officer

TIMM MEDICAL TECHNOLOGIES, INC.

By	/s/ Michael R. Rodriguez

Name:	Michael R. Rodriguez
Title:	Secretary

SILICON VALLEY BANK

By	/s/ Kurt Miklinski

Name:	Kurt Miklinski
Title:	Vice President